Exhibit 99.2

PRESS RELEASE

ELECTRONIC CIGARETTES INTERNATIONAL GROUP REPORTS

FIRST QUARTER 2016 FINANCIAL RESULTS

VIP on the move - UK.

Highlights

•	First quarter 2016 net sales increased 1% versus 2015 to $11.7 million, despite unfavorable foreign exchange movements of $0.3 million and a forecasted decrease of unprofitable Vapestick sales.
•	Gross profit was $6.6 million versus $6.4 million in the first quarter of 2015, an increase of 5%.
•	Gross profit margin increased 2% quarter-over-quarter, despite the impact of the new royalty payment, which began in Q1 2016.
•	Adjusted EBITDA was negative $1.5 million in the first quarter of 2016 versus a negative $4.2 million in the first quarter of 2015.
•	Reduced Days Sales Outstanding (DSO) from 20 days on December 31st to 16 days on March 31st.

GOLDEN, COLORADO, May 16, 2016 - Electronic Cigarettes International Group, Ltd. (The “Company”) (OTCBB: ECIG), a global marketer and distributor of electronic cigarettes and vapor products whose brands include FIN, Vapestick, Victory, VIP, and others, today announced financial results for the first quarter ended March 31, 2016.

PRESS RELEASE

Dan O’Neill, Chief Executive Officer of Electronic Cigarettes International Group, Ltd, commented, “The first quarter revenue growth was disappointing, reflecting the company’s lack of working capital to fund certain growth initiatives and also due to falling behind schedule to expand internationally from the UK. Management changes have been made to narrow individual responsibilities and increase operational focus. Changes to the current capital structure are being explored with the objective of reducing interest payments and therefore increasing cash available to fund ECIG’s profitable growth opportunities.”

“Gross profit margin in Q1 2016 increased by 2% quarter-over-quarter as ECIG began to sell an updated version of the Advanced Vaping System refill cartridge. Operating expenses on a cash basis were reduced by 7% quarter-over-quarter as we continue our work to streamline the company and increase profitability,” said Phil Anderson, Chief Financial Officer of Electronic Cigarettes International Group, Ltd.

Highlights for the Three-Month Periods ended March 31, 2016

Revenues increased by $88 thousand, or 1%, to $11.7 million for the three-month period ended March 31, 2016 compared with $11.6 million for the corresponding period ended March 31, 2015.

Gross Profit increased by $292 thousand to $6.6 million for the three-month period ended March 31, 2016 compared with $6.4 million for the corresponding period ended March 31, 2015.

About Electronic Cigarettes International Group, Ltd. (ECIG)

Electronic Cigarettes International Group (ECIG) is dedicated to providing a compelling alternative to traditional cigarettes for the more than 1 billion current smokers around the world. ECIG offers consumers a full product portfolio that incorporates product quality and the latest technology. The Company’s website is www.ecig.co.

PRESS RELEASE

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of ECIG, including statements regarding ECIG’s expectation to see continued growth. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and other factors are disclosed in the Company's filings with the Securities and Exchange Commission. Unless required by applicable law, ECIG undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries please contact:

Dennard - Lascar Associates
Ken Dennard / Rick Black, 713-529-6600

ECIG@DennardLascar.com

www.ecig.co

Follow us on social media:

Facebook: @Electronic Cigarettes International Group, Ltd.

Twitter: @ECIGCorporate

- Tables to Follow -

PRESS RELEASE

Electronic Cigarettes International Group, Ltd.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended March 31:
	2016	2015

Net sales	$11,718	$11,630
Cost of goods sold	5,069	5,273
Gross profit	6,649	6,357

Operating expenses:
Selling, general and administrative:
Compensation and benefits:
Salaries, wages and benefits	2,503	2,482
Stock-based compensation	750	9,878
Professional fees and administrative	2,757	4,007
Marketing and selling	2,883	4,024
Depreciation and amortization	2,333	2,296
Severance	28	-
Total operating expenses	11,254	22,687
Loss from operations	(4,605)	(16,330)

Other income (expense):
Warrant fair value adjustment	(4,216)	(6,989)
Derivative fair value adjustment	255	29,928
Loss on extinguishment of debt	(8,571)	(128)
Gain on extinguishment of warrants	86	32,401
Interest expense	(3,248)	(39,162)
Debt financing inducement expense	-	(66,434)
Gain on troubled debt restructuring	59	-
Total other income (expense), net	(15,635)	(50,384)
Income (loss) before income taxes	(20,240)	(66,714)
Income tax benefit (expense)	(191)	(252)
Net income (loss)	(20,431)	(66,966)
Other comprehensive loss:
Foreign currency translation loss	(1,737)	(3,292)
Comprehensive loss	$(22,168)	$(70,258)
Net loss per common share (basic and diluted)	$(0.27)	$(3.46)
Weighted average number of shares outstanding (basic and diluted)	75,113,000	19,367,000

PRESS RELEASE

Electronic Cigarettes International Group, Ltd.

Unaudited Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Per Share Amounts)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and equivalents	$950	$690
Accounts receivable, net	2,041	2,957
Inventories	4,787	5,118
Prepaid expenses and other	2,362	2,271
Total current assets	10,140	11,036

Other assets:
Goodwill	47,046	47,723
Identifiable intangible assets, net	31,550	34,173
Property and equipment, net	2,000	2,099
Debt issuance costs and other	141	283
Total assets	$90,877	$95,314

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current maturities of debt financing	$28,611	$22,942
Accounts payable	4,668	4,463
Accrued interest and other	7,440	11,674
Current portion of warrant and derivative liabilities	67,354	54,908
Total current liabilities	108,073	93,987

Long-term liabilities:
Debt financing, net of current maturities	70,679	67,971
Deferred income taxes	4,505	4,318
Total liabilities	183,257	166,276

Stockholders' deficit:
Common stock, par value $0.001 per share; 300,000,000 sharesauthorized; 75,311,764 and 74,552,006 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	75	75
Additional paid-in capital	388,543	387,793
Accumulated deficit	(474,783)	(454,352)
Accumulated other comprehensive loss	(6,215)	(4,478)
Total stockholders' deficit	(92,380)	(70,962)
Total liabilities and stockholders' deficit	$90,877	$95,314

PRESS RELEASE

Non-GAAP Financial Measures- EBITDA and Adjusted EBITDA

We define EBITDA as net income (loss), as determined under U.S. GAAP, plus interest expense, income taxes, depreciation and amortization expense. We define Adjusted EBITDA as EBITDA plus expenses incurred under a related party advisory agreement, stock-based compensation expense, severance and retention costs, professional fees related to the restructuring of debt agreements, offering expenses, acquisition expense, losses on sale of assets, impairment of long-lived assets and debt financing inducement expense; and by subtracting gains from warrant and derivative fair value adjustments, gains from extinguishment of warrants and debt, and gains on sale of assets. These further adjustments eliminate the impact of items that we do not consider indicative of our core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we expect to incur expenses that are the same as or similar to many of the adjustments in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present EBITDA and Adjusted EBITDA because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;
•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•	Similarly, while impairment of long-lived assets is a non-cash expense, recognition of the impairment charge may have a significant impact on the value of our common stock;
•	Adjusted EBITDA excludes expenses under our related party advisory agreement, stock-based compensation arrangements, excess embedded derivative inducements, changes in the fair value of warrant and derivative instruments, and gains and losses from the extinguishment of debt. While these are noncash gains and losses, their exclusion ignores the significant dilutive impact to our common stockholders as represented by the underlying transactions that gave rise to these excluded gains and losses;
•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and
•	Other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, any measure of financial performance reported in accordance with U.S. GAAP, such as total revenues, income from operations, and net income (loss). The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA for the three months ended March 31, 2016 and 2015 (dollars in thousands):

PRESS RELEASE

	Three Months Ended March 31:
	2016	2015

Net loss	$(20,431)	$(66,966)
Interest expense	3,248	39,162
Depreciation and amortization	2,333	2,296
Income tax benefit	191	252

EBITDA	(14,659)	(25,256)
Stock-based compensation	750	9,878
Severance expense	28	-
Debt financing inducement expense	-	66,434
Warrant fair value adjustment	4,216	6,989
Derivative fair value adjustment	(255)	(29,928)
Loss on extinguishment of debt	8,571	128
Gain on restructuring	(59)	-
Loss on extinguishment of warrants	(86)	(32,401)
Totals	$(1,494)	$(4,156)